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                                                                  EXHIBIT 24(A)

                               POWER OF ATTORNEY

  KNOW ALL PEOPLE BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC COMPANY, INC., a Hawaii corporation, for itself as the sponsor and owner of all the common Securities of HECO Capital Trust I, and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint T. MICHAEL MAY, PAUL A. OYER, MARVIN A. HAWTHORNE, DAVID J. REBER and GREGORY R. KIM of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents, and in its and their name, place and stead, to do any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to be done to enable Hawaiian Electric Company, Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof and/or to comply with the requirements of any other state regulatory authority, all in connection with the registration under said Act on Form S-3, of up to 2,000,000 of Quarterly Income Preferred Securities with a liquidation preference of $25 per Preferred Security, to be issued by HECO Capital Trust I for the benefit of and as guaranteed by Hawaiian Electric Company, Inc. and its subsidiaries, and the related Guarantees and underlying debt securities, including specifically but without limiting the generality of the foregoing, power and authority to sign the name of Hawaiian Electric Company, Inc., and the names of the undersigned officers and directors thereof, in the capacities indicated below, to the registration statement to be filed with the Securities and Exchange Commission in respect of the aforementioned securities, to any and all amendments (including pre- and post-effective amendments) and supplements to said registration statement and to any instruments or documents filed as a part of or in connection with said registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

  IN WITNESS WHEREOF, Hawaiian Electric Company, Inc. has caused this Power of Attorney to be executed in its name by its President and its Financial Vice President and Treasurer and attested by its Secretary, and the undersigned officers and directors of Hawaiian Electric Company, Inc. have hereunto set their hands, as of the 18th day of December, 1996. This Power of Attorney may be executed in any number of counterparts by the corporation and by any one or more of the officers and directors named below.

ATTEST:                                   HAWAIIAN ELECTRIC COMPANY, INC.


          /s/ Molly M. Egged                        /s/ T. Michael May
_____________________________________     By___________________________________
            Molly M. Egged                  T. Michael May
               Secretary                    President and Chief Executive
                                            Officer

                                                     /s/ Paul A. Oyer
                                          By __________________________________
                                                      Paul A. Oyer
                                              Financial Vice President and
                                                        Treasurer

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         /s/ T. Michael May             President, Principal Executive Officer
-------------------------------------    and Director
           T. MICHAEL MAY

          /s/ Paul A. Oyer              Financial Vice President, Treasurer,
-------------------------------------    Principal Financial Officer and
            PAUL A. OYER                 Director

        /s/ Ernest T. Shiraki           Controller and Principal Accounting
-------------------------------------    Officer
          ERNEST T. SHIRAKI

        /s/ Robert F. Clarke            Chairman of the Board of Directors
-------------------------------------
          ROBERT F. CLARKE

         /s/ Edwin L. Carter            Director
-------------------------------------
           EDWIN L. CARTER

        /s/ Richard Henderson           Director
-------------------------------------
          RICHARD HENDERSON

         /s/ Diane J. Plotts            Director
-------------------------------------
           DIANE J. PLOTTS

          /s/ Paul C. Yuen              Director
-------------------------------------
            PAUL C. YUEN

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